[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Morgan Stanley, Goldman Sachs & Co., Solomon Smith Barney BT Alex Brown, SBC Warburg Dillon Brown
Subject to Rule 10f-3 Under the Investment Company Act of 1940
PROTECTIVE SMALL CAP EQUITY FUND

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1998 THROUGH MARCH 31, 1998
                                                            Total
                                                  Shares    Shares% of Issue                                             Shares
                  Date     Shares  % of FunPrice pPurchased IssuedPurchased                                              Held
Security          PurchasedPurchaseAssets  Share  Fund Group(000) By Group Broker(s)                                     03/31/9
Reltec Corporation03/12/98 2,900   0.07%   $29.00 2,900     5,500 0.00%    Deutsche Morgan Grenfell, JP Morgan, Lehman Br0
                                                                           Morgan Stanley Dean Witter, Salomon Smith Barney
Columbia Sportswea03/26/98 3,800   0.05%   $18.00 3,800     5,600 0.00%    Edward D. Jones, Paine Webber Inc., Jefferies & Co.

10f-3 TRANSACTIONS FOR THE PERIOD APRIL 1, 1998 THROUGH JUNE 30, 1998
                                                            Total
                  Date     Shares  % of FunPrice pPurchased IssuedPurchased                                              Held
Security          PurchasedPurchaseAssets  Share  Fund Group(000) By Group Broker(s)                                     06/30/9
Young & Rubicam In05/12/98 14,000  0.08%   $25.00 14,000    16,6000.00%    Advest, Bear Stearns, Donaldson Lufkin & Jenre0
                                                                           Edward D. Jones, Ryan Beck, Smith Barney Solomon,
                                                                            Furman Seltz
Tristar Aerospace 04/30/98 42,000  0.32%   $16.00 42,000    13,2770.00%    BT Alex Brown, Merrill Lynch, SBC Warburg Dill61,300

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Protective Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.